UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 10, 2007

NRDC ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33749	26-0500600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Manhattanville Road
Purchase, NY 10577
(914) 272-8067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (914) 272-8067

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

On December 10, 2007, NRDC Acquisition Corp. (the “Company”) was notified that the partners of Goldstein Golub Kessler LLP (“GGK”), the Company’s independent registered public accounting firm, became partners of McGladrey & Pullen, LLP in a limited asset purchase agreement and that, as a result thereof, GGK has resigned as independent registered public accounting firm for the Company.  McGladrey & Pullen, LLP was subsequently engaged as the Company’s new independent registered public accounting firm.  A copy of the letter dated December 10, 2007 from GGK to the Company notifying the Company of the resignation is filed as Exhibit 99.1 to this Form 8-K.

The audit reports of GGK on the financial statements of NRDC Acquisition Corp., Inc. for the period from July 10, 2007 (inception) to July 13, 2007 and from July 10, 2007 (inception) to October 23, 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to engage McGladrey & Pullen, LLP was approved by the audit committee of the Company’s board of directors.

During the Company’s initial audit period from July 10, 2007 (inception) to October 23, 2007 and through December 10, 2007, the Company did not consult with McGladrey & Pullen, LLP on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and McGladrey & Pullen, LLP did not provide either a written report or oral advice to the Company that McGladrey & Pullen, LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the period from July 10, 2007 (inception) to October 23, 2007 and through the date of this Current Report, there were: (i) no disagreements between the Company and GGK on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GGK, would have caused GGK to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided GGK a copy of the disclosures in this Form 8-K prior to the filing with the Securities and Exchange Commission (“SEC”) and has requested that GGK furnish it with a letter addressed to the SEC stating whether or not GGK agrees with the Company’s statements in this Item 4.01. A copy of the letter dated December 12, 2007 furnished by GGK in response to that request is filed as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1
Letter from GGK to the Company, notifying the Company that the partners of GGK became partners of McGladrey & Pullen, LLP in a limited asset purchase agreement and that GGK resigned as independent registered public accounting firm for the Company, dated December 10, 2007.

99.2
Letter furnished by GGK in response to the Company’s request, addressed to the Securities and Exchange Commission, dated December 12, 2007, indicating their agreement with the statements contained in the Form 8-K filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2007	NRDC ACQUISITION CORP.

	By:	/s/ Richard A. Baker
Richard A. Baker
Chief Executive Officer

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